UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Sunflower Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)                                                      (714) 431-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Pacific Premier Bancorp, Inc. has revised certain risk factors it previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and added certain new risk factors.  The updated and additional risk factors are set forth below.

In this Current Report on Form 8-K, “Pacific Premier,” “we,” “our,” “ours,” and “us” refer to Pacific Premier Bancorp, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “Pacific Premier Bank” or the “Bank” mean Pacific Premier Bank, the Company’s banking subsidiary.

This Current Report on Form 8-K and other reports filed by us under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or registration statements under the Securities Act of 1933, as amended, or the Securities Act, contain statements that are considered “forward looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based.  Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning.  We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control.  Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•                 The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•                 The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board;

•                 Inflation, interest rate, market and monetary fluctuations;

•                 The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•                 The willingness of users to substitute competitors’ products and services for our products and services;

•                 The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•                 Technological changes;

•                 The effect of acquisitions we may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•                 Changes in the level of our nonperforming assets and charge-offs;

•                 Oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial;

•                 The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•                 Possible other-than-temporary impairments of securities held by us;

•                 The impact of current governmental efforts to restructure the U.S. financial regulatory system;

•                 Changes in consumer spending, borrowing and savings habits;

•                 The effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations;

•                 Ability to attract deposits and other sources of liquidity;

•                 Changes in the financial performance and/or condition of our borrowers;

•                 Changes in the competitive environment among financial and bank holding companies and other financial service providers;

•                 Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•                 Unanticipated regulatory or judicial proceedings; and

•                 Our ability to manage the risks involved in the foregoing.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this Current Report on Form 8-K and other reports and registration statements filed by us with the SEC.  Therefore, we caution you not to place undue reliance on our forward-looking information and statements.  We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us.  Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the SEC, all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS

Risks Related to Our Business

Our business is subject to various lending and other economic risks that could adversely impact our results of operations and financial condition.

There was significant disruption and volatility in the financial and capital markets during 2008 and the first six months of 2009.  The financial markets and the financial services industry in particular suffered unprecedented disruption, causing a number of institutions to fail or require government intervention to avoid failure.  These conditions were largely the result of the erosion of the U.S. and global credit markets, including a significant and rapid deterioration in the mortgage lending and related real estate markets.  Continued declines in real estate values, high unemployment and financial stress on borrowers as a result of the uncertain economic environment could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations.

As a consequence of the difficult economic environment, we experienced losses, resulting primarily from significant provisions for loan losses and substantial impairment charges on our investment securities.  There can be no assurance that the economic conditions that have adversely affected the financial services industry, and the capital, credit and real estate markets generally, will improve in the near term, in which case we could continue to experience losses and write-downs of assets, and could face capital and liquidity constraints or other business challenges.  A further deterioration in economic conditions, particularly within our geographic region, could result in the following consequences, any of which could have a material adverse effect on our business:

•                 Loan delinquencies may further increase causing additional increases in our provision and allowance for loan losses.

•                 Our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage, and underwrite our customers become less predictive of future charge-offs.

•                 Collateral for loans made by the Bank, especially real estate, may continue to decline in value, in turn reducing a client’s borrowing power, and reducing the value of assets and collateral associated with our loans held for investment.

•                 Consumer confidence levels may decline and cause adverse changes in payment patterns, resulting in increased delinquencies and default rates on loans and other credit facilities and decreased demand for our products and services.

•                 Performance of the underlying loans in the private label mortgage backed securities may continue to deteriorate as the recession continues potentially causing further other-than-temporary impairment markdowns to our investment portfolio.

We may suffer losses in our loan portfolio in excess of our allowance for loan losses.

We have experienced increases in the levels of our nonperforming assets and loan charge-offs in recent periods.  Our total nonperforming assets amounted to $13.4 million, or 1.7% of our total assets, at June 30, 2009 and $5.2 million or 0.7% of our total assets, at December 31, 2008.  We had $1.6 million of net loan charge-offs for the quarter ended June 30, 2009 compared to $965,000 in net loan charge-offs for the year ended December 31, 2008.  Our provision for loan losses was $2.4 million for the quarter ended June 30, 2009 and $2.2 million for the year ended December 31, 2008.  At June 30, 2009, the ratios of our allowance for loan losses to nonperforming loans and to total loans outstanding was 58.0% and 1.2%, respectively.  Additional increases in our nonperforming assets or loan charge-offs may have an adverse effect upon our future results of operations.

We seek to mitigate the risks inherent in our loan portfolio by adhering to specific underwriting practices.  These practices include analysis of a borrower’s prior credit history, financial statements, tax returns and cash flow projections, valuation of collateral based on reports of independent appraisers and verification of liquid assets.  Although we believe that our underwriting criteria are appropriate for the various kinds of loans we make, we may incur losses on loans that meet our underwriting criteria, and these losses may exceed the amounts set aside as reserves in our allowance for loan losses.  We create an allowance for estimated loan losses in our accounting records, based on estimates of the following:

•                 Industry historical losses as reported by the Federal Deposit Insurance Corporation, or FDIC;

•                 Historical experience with our loans;

•                 Evaluation of economic conditions;

•                 Regular reviews of the quality, mix and size of the overall loan portfolio;

•                 Regular reviews of delinquencies; and

•                 The quality of the collateral underlying our loans.

Although we maintain an allowance for loan losses at a level that we believe is adequate to absorb losses inherent in our loan portfolio, changes in economic, operating and other conditions, including the sharp decline in real estate values and changes in interest rates, which are beyond our control, may cause our actual loan losses to exceed our current allowance estimates.  If the actual loan losses exceed the amount reserved, it will adversely affect our financial condition and results of operations.

In addition, the Federal Reserve Board and the California Department of Financial Institutions, or DFI, as part of their supervisory function, periodically review our allowance for loan losses.  Either agency may require us to increase our provision for loan losses or to recognize further loan losses, based on their judgments, which may be different from those of our management.  Any increase in the allowance required by them could also adversely affect our financial condition and results of operations.

Deteriorating economic conditions in California may cause us to suffer higher default rates on our loans and reduce the value of the assets we hold as collateral.

Our business activities and credit exposure are concentrated in Southern California.  As a result, the continued deterioration in economic conditions in Southern California may cause us to incur losses associated with higher default rates and decreased collateral values in our loan portfolio.  In addition, demand for our products and services may decline.  The significant decline in the Southern California real estate market could hurt our business because the vast majority of our loans are secured by real estate located within Southern California.  As of June 30, 2009, approximately 92% of our loan portfolio consisted of loans secured by real estate located in Southern California.  As real estate values continue to decline, especially in Southern California, the collateral for our loans provide less security.  As a result, our ability to recover on defaulted loans by selling the underlying real estate would be diminished, and we would be more likely to suffer losses on defaulted loans.

Our level of credit risk is increasing due to our focus on commercial lending and the concentration on small businesses customers with heightened vulnerability to economic conditions.

As of June 30, 2009, our largest outstanding commercial business loan and largest outstanding commercial real estate loan amounted to $9.0 million, which is fully committed as of such date, and $11.6 million, respectively.  At such date, our commercial real estate loans amounted to $440.8 million, or 73.1% of our total loan portfolio, and our commercial business loans amounted to $41.6 million, or 6.9% of our total loan portfolio.  Commercial real estate and commercial business loans generally are considered riskier than single-family residential loans because they have larger balances to a single borrower or group of related borrowers.  Commercial real estate and commercial business loans involve risks because the borrowers’ ability to repay the loans typically depends primarily on the successful operation of the businesses or the properties securing the loans.  Most of the Bank’s commercial business loans are made to small business or middle market customers who may have a heightened vulnerability to economic conditions.  Moreover, a portion of these loans have been made or acquired by us in recent years and the borrowers may not have experienced a complete business or economic cycle.  Furthermore, the deterioration of our borrowers’ businesses may hinder their ability to repay their loans with us, which could adversely affect our results of operations.

Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition.

Nonperforming assets adversely affect our net income in various ways.  Until economic and market conditions improve, we may expect to continue to incur losses relating to an increase in nonperforming assets.  We generally do not record interest income on nonperforming loans or other real estate owned, thereby adversely affecting our income, and increasing our loan administration costs.  When we take collateral in foreclosures and similar proceedings, we are required to mark the related asset to the then fair market value of the collateral, which may ultimately result in a loss.  An increase in the level of nonperforming assets increases our risk profile and may impact the capital levels our regulators believe are appropriate in light of the ensuing risk profile.  While we reduce problem assets through loan sales, workouts, restructurings and otherwise, decreases in the value of the underlying collateral, or in these borrowers’ performance or financial condition, whether or not due to economic and market conditions beyond our control, could adversely affect our business, results of operations and financial condition.  In addition, the resolution of nonperforming assets requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities.  There can be no assurance that we will not experience future increases in nonperforming assets.

We may be unable to successfully compete in our industry.

We face direct competition from a significant number of financial institutions, many with a state-wide or regional presence, and in some cases, a national presence, in both originating loans and attracting deposits.  Competition in originating loans comes primarily from other banks and mortgage companies that make loans in our primary market areas.  We also face substantial competition in attracting deposits from other banking institutions, money market and mutual funds, credit unions and other investment vehicles.  In addition banks with larger capitalizations and non-bank financial institutions that are not governed by bank regulatory restrictions have larger lending limits and are better able to serve the needs of larger customers.  Many of these financial institutions are also significantly larger and have greater financial resources than we have, and have established customer bases and name recognition.  We compete for loans principally on the basis of interest rates and loan fees, the types of loans that we originate and the quality of service that we provide to our borrowers.  Our ability to attract and retain deposits requires that we provide customers with competitive investment opportunities with respect to rate of return, liquidity, risk and other factors.  To effectively compete, we may have to pay higher rates of interest to attract deposits, resulting in reduced profitability.  In addition, we rely upon local promotional activities, personal relationships established by our officers, directors and employees and specialized services tailored to meet the individual needs of our customers in order to compete.  If we are not able to effectively compete in our market area, our profitability may be negatively affected.

Interest rate fluctuations, which are out of our control, could harm profitability.

Our profitability depends to a large extent upon net interest income, which is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings.  Any change in general market interest rates, whether as a result of changes in the monetary policy of the Federal Reserve Board or otherwise, may have a significant effect on net interest income.  The assets and liabilities may react differently to changes in overall interest rates or conditions.  In general, higher interest rates are associated with a lower volume of loan originations while lower interest rates are usually associated with higher loan originations.  Further, if interest rates decline, our loans may be refinanced at lower rates or paid off and our investments may be prepaid earlier than expected.  If that occurs, we may have to redeploy the loan or investment proceeds into lower yielding assets, which might also decrease our income.  Also, as many of our loans currently have interest rate floors, a rise in rates may increase the cost of our deposits while the rates on the loans remain at the floor, which could decrease our margin.  Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest margin, asset quality and loan origination volume.

Adverse outcomes of litigation against us could harm our business and results of operations.

We are currently involved in litigation relating to the origination of certain subprime mortgages that prior management purchased on the secondary market (and later sold), as well as other actions arising in the ordinary course of business.  A significant judgment against us in connection with any pending or future litigation could harm our business and results of operations.

Changes in the fair value of our securities may reduce our stockholders’ equity and net income.

At June 30, 2009, $81.8 million of our securities were classified as available-for-sale.  At such date, the aggregate net unrealized losses on our available-for-sale securities was $3.6 million.  We increase or decrease stockholders’ equity by the amount of change from the unrealized gain or loss (the difference between the estimated fair value and the amortized cost) of our available-for-sale securities portfolio, net of the related tax, under the category of accumulated other comprehensive income/loss.  Therefore, a decline in the estimated fair value of this portfolio will result in a decline in reported stockholders’ equity, as well as book value per common share and tangible book value per common share.  This decrease will occur even though the securities are not sold.  In the case of debt securities, if these securities are never sold and there are no credit impairments, the decrease will be recovered over the life of the securities.  In the case of equity securities which have no stated maturity, the declines in fair value may or may not be recovered over time.

For the year ended December 31, 2008, we reported a non-cash other-than-temporary impairment, or OTTI, charge of $1.3 million on our securities portfolio.  We continue to monitor the fair value of our entire securities portfolio as part of our ongoing OTTI evaluation process.  No assurance can be given that we will not need to recognize additional OTTI charges related to securities in the future.  In addition, as a condition to membership in the Federal Home Loan Bank, or FHLB, of San Francisco, we are required to purchase and hold a certain amount of FHLB stock.  Our stock purchase requirement is based, in part, upon the outstanding principal balance of advances from the FHLB.  At June 30, 2009, we had stock in the FHLB of San Francisco totaling $12.7 million.  The FHLB stock held by us is carried at cost and is subject to recoverability testing under applicable accounting standards.  The FHLB has discontinued the repurchase of their stock and discontinued the distribution of dividends.  For the six months ended June 30, 2009, we did not recognize an impairment charge related to our FHLB stock holdings.  There can be no assurance, however, that future negative changes to the financial condition of the FHLB may not require us to recognize an impairment charge with respect to such holdings.

Conditions in the financial markets may limit our access to additional funding to meet our liquidity needs.

Liquidity is essential to our business, as we must maintain sufficient funds to respond to the needs of depositors and borrowers.  An inability to raise funds through deposits, repurchase agreements, federal funds purchased, FHLB advances, the sale or pledging as collateral of loans and other assets could have a substantial negative effect on our liquidity.  Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general.  Factors that could negatively affect our access to liquidity sources include negative operating results, a decrease in the level of our business activity due to a market downturn or negative regulatory action against us.  Our ability to borrow could also be impaired by factors that are not specific to us, such as severe disruption of the financial markets or negative news and expectations about the prospects for the financial services industry as a whole, as evidenced by recent turmoil in the domestic and worldwide credit markets.

The soundness of other financial institutions could negatively affect us.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships.  We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks and other institutional clients.  Many of these transactions expose us to credit risk in the event of a default by a counterparty or client.  In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to us.  Any such losses could have a material adverse effect on our financial condition and results of operations.

Changes in laws, government regulation and monetary policy may have a material effect on our results of operations.

Financial institutions have been the subject of substantial legislative and regulatory changes and may be the subject of further legislation or regulation in the future, none of which is within our control.  Significant new laws or regulations or changes in, or repeals of, existing laws or regulations may cause our results of operations to differ materially.  In addition, the cost and burden of compliance with applicable laws and regulations have significantly increased and could adversely affect our ability to operate profitably.  Further, federal monetary policy significantly affects credit conditions for us, as well as for our borrowers, particularly as implemented by the Federal Reserve Board, primarily through open market operations in U.S. government securities, the discount rate for bank borrowings and reserve requirements.  A material change in any of these conditions could have a material impact on us or our borrowers, and therefore on our results of operations.

On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or the EESA, was signed into law.  Pursuant to the EESA, the U.S. Department of the Treasury, or the Treasury, was granted the authority to take a range of actions for the purpose of stabilizing and providing liquidity to the U.S. financial markets and has proposed several programs, including the purchase by the Treasury of certain troubled assets from financial institutions and the direct purchase by the Treasury of equity of financial institutions.  There can be no assurance, however, as to the actual impact that the foregoing or any other governmental program will have on the financial markets.  The failure of the financial markets to stabilize and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.  In addition, current initiatives of President Obama’s Administration and the possible enactment of recently proposed bankruptcy legislation may adversely affect our financial condition and results of operations.  There can be no assurance, however, as to the actual impact that the foregoing or any other governmental program will have on the financial markets.  The failure of the financial markets to stabilize and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.

We expect to face increased regulation and supervision of our industry as a result of the existing financial crisis, and there will be additional requirements and conditions imposed on us to the extent that we participate in any of the programs established or to be established by the Treasury or by the federal bank regulatory agencies.  Such additional regulation and supervision may increase our costs and limit our ability to pursue business opportunities.  The affects of such recently enacted, and proposed, legislation and regulatory programs on us cannot reliably be determined at this time.

Confidential customer information transmitted through Pacific Premier Bank’s online banking service is vulnerable to security breaches and computer viruses, which could expose the Bank to litigation and adversely affect its reputation and ability to generate deposits.

Pacific Premier Bank provides its customers the ability to bank online.  The secure transmission of confidential information over the Internet is a critical element of online banking.  Pacific Premier Bank’s network could be vulnerable to unauthorized access, computer viruses, phishing schemes and other security problems.  Pacific Premier Bank may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by security breaches or viruses.  To the extent that Pacific Premier Bank’s activities or the activities of its customers involve the storage and transmission of confidential information, security breaches and viruses could expose Pacific Premier Bank to claims, litigation and other possible liabilities.  Any inability to prevent security breaches or computer viruses could also cause existing customers to lose confidence in Pacific Premier Bank’s systems and could adversely affect its reputation and our ability to generate deposits.

We are dependent on our key personnel.

Our future operating results depend in large part on the continued services of our key personnel, including Steven R. Gardner, our President and Chief Executive Officer, who developed and implemented our new business strategy in late 2000.  The loss of Mr. Gardner could have a negative impact on the success of our business strategy.  In addition, we rely upon the services of Eddie Wilcox, our Executive Vice President and Chief Banking Officer, and our ability to attract and retain highly skilled personnel.  We do not maintain key-man life insurance on any employee other than Mr. Gardner.  We cannot assure you that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business.

Potential acquisitions may disrupt our business and dilute stockholder value.

We have evaluated merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions.  As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time.  Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of our stock’s tangible book value and net income per common share may occur in connection with any future transaction.  Furthermore, failure to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

We may seek merger or acquisition partners that are culturally similar and have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale or expanded services.  We do not currently have any specific plans, arrangements or understandings regarding such expansion.  We cannot say with any certainty that we will be able to consummate, or if consummated, successfully integrate future acquisitions or that we will not incur disruptions or unexpected expenses in integrating such acquisitions.  In attempting to make such acquisitions, we anticipate competing with other financial institutions, many of which have greater financial and operational resources.  Acquiring other banks, businesses, or branches involves various risks commonly associated with acquisitions, including, among other things:

•                  Potential exposure to unknown or contingent liabilities of the target company;

•                  Exposure to potential asset quality issues of the target company;

•                  Difficulty and expense of integrating the operations and personnel of the target company;

•                  Potential disruption to our business;

•                  Potential diversion of management’s time and attention;

•                  The possible loss of key employees and customers of the target company;

•                  Difficulty in estimating the value of the target company; and

•                  Potential changes in banking or tax laws or regulations that may affect the target company.

We are subject to extensive regulation which could adversely affect our business.

Our operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations.  Given the current disruption in the financial markets and potential new regulatory initiatives, including the Obama Administration’s recent financial regulatory reform proposal, new regulations and laws that may affect us are increasingly likely.  Because our business is highly regulated, the laws, rules and regulations applicable to us are subject to regular modification and change.  There are currently proposed laws, rules and regulations that, if adopted, would impact our operations.  These proposed laws, rules and regulations, or any other laws, rules or regulations, may be adopted in the future, which could (1) make compliance much more difficult or expensive, (2) restrict our ability to originate, broker or sell loans or accept certain deposits, (3) further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by us, or (4) otherwise adversely affect our business or prospects for business.

Moreover, banking regulators have significant discretion and authority to prevent or remedy unsafe or unsound practices or violations of laws or regulations by financial institutions and holding companies in the performance of their supervisory and enforcement duties.  The exercise of regulatory authority may have a negative impact on our financial condition and results of operations.

Additionally, in order to conduct certain activities, including acquisitions, we are required to obtain regulatory approval.  There can be no assurance that any required approvals can be obtained, or obtained without conditions or on a timeframe acceptable to us.

Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

FDIC insurance premiums have increased substantially in 2009, and we expect to pay significantly higher FDIC premiums in the future.  As the large number of recent bank failures continues to deplete the Deposit Insurance Fund, the FDIC adopted a revised risk-based deposit insurance assessment schedule in February 2009, which raised deposit insurance premiums.  The FDIC also implemented a five basis point special assessment of each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009, which special assessment amount was capped at 10 basis points times the institution’s assessment base for the second quarter of 2009.  The amount of our special assessment was $360,000.  In addition, the FDIC recently announced a proposed rule that will require financial institutions, such as the Bank, to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010 through and including 2012 in order to re-capitalize the Deposit Insurance Fund.  The proposed rule also provides for increasing the FDIC assessment rates by three basis points effective January 1, 2011.

A natural disaster or recurring energy shortage, especially in California, could harm our business.

We are based in Costa Mesa, California, and approximately 92% of our total loan portfolio was secured by real estate located in California at June 30, 2009.  In addition, the computer systems that operate our Internet websites and some of their back-up systems are located in Costa Mesa, California.  Historically, California has been vulnerable to natural disasters.  Therefore, we are susceptible to the risks of natural disasters, such as earthquakes, wildfires, floods and mudslides.  Natural disasters could harm our operations directly through interference with communications, including the interruption or loss of our websites, which would prevent us from gathering deposits, originating loans and processing and controlling our flow of business, as well as through the destruction of facilities and our operational, financial and management information systems.  A natural disaster or recurring power outages may also impair the value of our largest class of assets, our loan portfolio, which is comprised substantially of real estate loans.  Uninsured or underinsured disasters may reduce borrowers’ ability to repay mortgage loans.  Disasters may also reduce the value of the real estate securing our loans, impairing our ability to recover on defaulted loans through foreclosure and making it more likely that we would suffer losses on defaulted loans.  California has also experienced energy shortages, which, if they recur, could impair the value of the real estate in those areas affected.  Although we have implemented several back-up systems and protections (and maintain business interruption insurance), these measures may not protect us fully from the effects of a natural disaster.  The occurrence of natural disasters or energy shortages in California could have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks Related to Ownership of Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Stock price volatility may make it difficult for you to resell your common stock when you want and at prices you find attractive.  Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

•                  Actual or anticipated variations in quarterly results of operations;

•                  Recommendations by securities analysts;

•                  Operating and stock price performance of other companies that investors deem comparable to us;

•                  News reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

•                  Perceptions in the marketplace regarding us and/or our competitors;

•                  New technology used, or services offered, by competitors;

•                  Significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•                  Failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•                  Changes in government regulations; and

•                  Geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

Only a limited trading market exists for our common stock, which could lead to significant price volatility.

Our common stock is traded on the NASDAQ Global Market under the trading symbol “PPBI,” but there is low trading volumes in our common stock.  The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market of our common stock.  Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the common stock.  In addition, even if a more active market in our common stock develops, we cannot assure you that such a market will continue.

We do not expect to pay cash dividends in the foreseeable future.

We do not intend to pay cash dividends on our common stock in the foreseeable future.  Instead, we intend to reinvest our earnings in our business.  In addition, in order to pay cash dividends to our stockholders, we would most likely need to obtain funds from the Bank.  The Bank’s ability to pay dividends to us is subject to restrictions set forth in the California Financial Code.  The California Financial Code provides that a bank may not make a cash distribution to its stockholders in excess of the lesser of (1) a bank’s retained earnings; or (2) a bank’s net income for its last three fiscal years, less the amount of any distributions made by the bank or by any majority-owned subsidiary of the bank to the stockholders of the bank during such period.  However, a bank may, with the approval of the DFI, make a distribution to its stockholders in an amount not exceeding the greatest of (a) its retained earnings; (b) its net income for its last fiscal year; or (c) its net income for its current fiscal year.  In the event that bank regulators determine that the stockholders’ equity of a bank is inadequate or that the making of a distribution by the bank would be unsafe or unsound, the regulators may order the bank to refrain from making a proposed distribution.  The payment of dividends could, depending on the financial condition of the Bank, be deemed to constitute an unsafe or unsound practice.  Under these provisions, the amount available for distribution from the Bank to Pacific Premier was approximately $9.4 million at June 30, 2009.

Approval of the Federal Reserve Board is required for payment of any dividend by a state chartered bank that is a member of the Federal Reserve Board System, such as Pacific Premier Bank, if the total of all dividends declared by the bank in any calendar year would exceed the total of its retained net income for that year combined with its retained net income for the preceding two years.  In addition, a state member bank may not pay a dividend in an amount greater than its undivided profits without regulatory and stockholder approval.  The Bank is also prohibited under federal law from paying any dividend that would cause it to become undercapitalized.

Upon exercise by certain stockholders of warrants for our common stock, existing stockholders will experience significant dilution in their shares of common stock.

We have issued warrants to certain stockholders representing the right to purchase 966,400 shares of our common stock at an exercise price of $0.75 per share outstanding as of June 30, 2009.  The aggregate number of shares of our common stock subject to these warrants represents approximately 16% of our issued and outstanding shares as of June 30, 2009.  The trading price of our common stock has been significantly higher than the exercise price of the warrants for the last three consecutive fiscal years.  Upon exercise of the warrants, existing stockholders will experience significant dilution of the shares of our common stock that they hold.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity.  Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and is subject to the same market forces that affect the price of common stock in any company.  As a result, if you acquire our common stock, you may lose some or all of your investment.

There may be future sales or other dilutions of our equity which may adversely affect the market price of our common stock.

We generally are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive our common stock.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings.  Thus, our stockholders bear the risk of any future stock issuances reducing the market price of our common stock and diluting their stock holdings in us.  The exercise of any options granted to our directors and employees, the exercise of the outstanding warrants for our common stock as referenced above, the issuance of shares of common stock in acquisitions and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock.  In addition, the existence of options and warrants to acquire shares of our common stock may materially adversely affect the terms upon which we may be able to obtain additional capital in the future through the sale of equity securities.  Any future issuances of shares of our common stock will be dilutive to existing stockholders.

Anti-takeover defenses may delay or prevent future transactions.

Our certificate of incorporation and bylaws, among other things:

•                  Divide the board of directors into three classes with directors of each class serving for a staggered three year period;

•                  Provides that our directors must fill vacancies on the board of directors;

•                  Permit the issuance, without stockholder approval, of shares of preferred stock having rights and preferences determined by the board of directors;

•                  Provide that stockholders holding 80% of our issued and outstanding shares must vote to approve certain business combinations and other transactions involving holders of more than 10% of our common stock or our affiliates;

•                  Provide that stockholders holding 80% of our issued and outstanding shares must vote to remove directors for cause; and

•                  Provide that record holders of our common stock who beneficially own in excess of 10% of our common stock are not entitled to vote shares held by them in excess of 10% of our common stock.

These provisions in our certificate of incorporation and bylaws could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempts not previously approved by our board of directors.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources or, if the Bank’s capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes or preferred stock, including preferred stock issued under the U.S. Treasury’s TARP Capital Purchase Program.  Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.  Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

A holder with as little as a 5% interest in Pacific Premier could, under certain circumstances, be subject to regulation as a “bank holding company.”

Any entity (including a “group” composed of natural persons) owning 25% or more of our outstanding common stock, or 5% or more if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956, as amended, or the BHCA.  In addition, (1) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Federal Reserve Board under the BHCA to acquire or retain 5% or more of the outstanding Pacific Premier common stock and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of the outstanding Pacific Premier common stock.  Becoming a bank holding company imposes certain statutory and regulatory restrictions and burdens, and might require the holder to divest all or a portion of the holder’s investment in Pacific Premier.  In addition, because a bank holding company is required to provide managerial and financial strength for its bank subsidiary, such a holder may be required to divest investments that may be deemed incompatible with bank holding company status, such as a material investment in a company unrelated to banking.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: October 9, 2009	By:	/s/ Kent J. Smith
Kent J. Smith
Senior Vice President and Chief Financial Officer